Insight Q4 Results                                                                February 11, 2021

Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT

Insight Enterprises, Inc. Reports fourth QUARTER and

record results for the full year 2020

TEMPE, AZ – February 11, 2021 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported financial results for the quarter and full year ended December 31, 2020.  Highlights include:

•	Net sales increased 8% to $8.3 billion for the full year
•	Gross profit increased 14% to $1.3 billion with gross margin expanding 90 basis points to 15.6% for the full year
•	Earnings from operations increased 13% to $271.6 million and Adjusted earnings from operations increased 14% to $322.4 million for the full year
•	Diluted earnings per share increased 10% to $4.87 and Adjusted diluted earnings per share increased 14% to $6.19 for the full year
•	Cash flow provided by operations was $355.6 million for the full year 2020 compared to $127.9 million for the full year 2019

In the fourth quarter of 2020, net sales were flat, year to year, while gross profit increased 1% and gross margin expanded 30 basis points compared to the fourth quarter of 2019.  The increase in gross profit and gross margin reflects our continued emphasis on growing our higher margin cloud and services businesses.  Diluted earnings per share for the quarter was $1.50, up 25%, year over year, and adjusted diluted earnings per share was $1.76, up 12%, year over year.

“During the fourth quarter, we drove double digit growth in cloud and warranty solutions, which pushed gross margins to 15%,” stated Ken Lamneck, President and Chief Executive Officer.  “And, when combined with the positive effect of the acceleration of our PCM integration, including cost synergies, this helped us achieve adjusted earnings from operations growth of 12% year over year,” stated Lamneck.

For the full year 2020, consolidated net sales were $8.3 billion, up 8% year over year. The benefit from including PCM in the full year results was partially offset by a decline in overall client demand and certain supply challenges as a result of the COVID-19 global pandemic.  Gross profit increased 14%, year over year, with gross margins increasing 90 basis points to 15.6% for the full year.  Earnings from operations grew 13%, year over year, to $271.6 million.  Cash flow from operations was strong at $355.6 million.

“As we look back at our business for the full year in 2020, we are pleased with all we accomplished under trying circumstances, being responsive to the difficult demand landscape, and proactive in our approach.  We are positioned well to help our clients solve complex IT challenges,” stated Ken Lamneck, President and Chief Executive Officer.  “We believe that the strategic investments we made in our go-to-market solution areas over the last several years, as well as the investments in our sales and technical talent in 2020 have positioned us well to execute our business goals in the new year,” stated Lamneck.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

KEY HIGHLIGHTS

•

The Company continued to support clients with their changing needs in response to the COVID-19 global pandemic.  The demand environment continued to be challenged but the Company focused on answering its clients’ most pressing IT needs while helping many to plan for the investments required to support their businesses as the economy recovers.

•

The Company has exited the year with approximately $70 million in annualized run-rate cost savings in connection with the PCM acquisition, ahead of expectations. The Company previously disclosed that the total two-year commitment in annualized run-rate cost savings related to the PCM acquisition was expected to be approximately $70 million.

Results for the Quarter:

•	Consolidated net sales for the fourth quarter of 2020 of $2.29 billion were flat, year to year, when compared to the fourth quarter of 2019.
•	Net sales in North America decreased 1%, year to year, to $1.84 billion;
•	Net sales in EMEA were flat, year over year, to $403.0 million; and
•	Net sales in APAC increased 31%, year over year, to $44.9 million.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales decreased 1%, year to year, with a decline in net sales in North America and EMEA of 1% and 5%, respectively, year to year, partially offset by growth in APAC of 24%, year over year.

•	Consolidated gross profit increased to $342.7 million, an increase of 1% compared to the fourth quarter of 2019, with consolidated gross margin expanding 30 basis points to 15.0% of net sales.
•	Gross profit in North America increased 1%, year over year, to $272.4 million (14.8% gross margin);
•	Gross profit in EMEA increased 2%, year over year, to $58.8 million (14.6% gross margin); and
•	Gross profit in APAC increased 22%, year over year, to $11.5 million (25.5% gross margin).
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was flat, increasing less than 1%, year over year, with gross profit growth in North America and APAC of 1% and 16%, respectively, year over year, partially offset by a decline in EMEA of 3%, year to year.

•	Consolidated earnings from operations increased 24% compared to the fourth quarter of 2019 to $83.0 million, or 3.6% of net sales.
•	Earnings from operations in North America increased 28%, year over year, to $70.5 million, or 3.8% of net sales;
•	Earnings from operations in EMEA decreased 9%, year to year, to $9.3 million, or 2.3% of net sales; and
•	Earnings from operations in APAC increased 64%, year over year, to $3.2 million, or 7.1% of net sales.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 23%, year over year, with increased earnings from operations in North America and APAC of 28% and 59%, respectively, year over year, partially offset by a decline in EMEA of 13%, year to year.

•	Adjusted earnings from operations increased 12% compared to the fourth quarter of 2019 to $92.1 million, or 4.0% of net sales.
•	Adjusted earnings from operations in North America increased 13%, year over year, to $78.1 million, or 4.2% of net sales;
•	Adjusted earnings from operations in EMEA decreased 1%, year to year, to $10.6 million, or 2.6% of net sales; and
•	Adjusted earnings from operations in APAC increased 63%, year over year, to $3.4 million, or 7.6% of net sales.
•	Consolidated net earnings and diluted earnings per share for the fourth quarter of 2020 were $53.4 million and $1.50, respectively, at an effective tax rate of 25.8%.
•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for the fourth quarter of 2020 were $62.4 million and $1.76, respectively.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

Results for the Year:

•	Consolidated net sales of $8.3 billion for 2020 increased 8%, year over year, when compared to 2019.
•	Net sales in North America increased 10%, year over year, to $6.6 billion;
•	Net sales in EMEA increased 2%, year over year, to $1.6 billion; and
•	Net sales in APAC decreased 6%, year to year, to $170.3 million.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 8%, year over year, with growth in net sales in North America and EMEA of 10% and 1%, year over year, partially offset by a decline in APAC of 4%, year to year.

•	Consolidated gross profit of $1.3 billion increased 14% compared to 2019, with consolidated gross margin expanding 90 basis points to 15.6% of net sales.
•	Gross profit in North America increased 17%, year over year, to $1.0 billion (15.4% gross margin);
•	Gross profit in EMEA increased 4%, year over year, to $236.0 million (15.2% gross margin); and
•	Gross profit in APAC increased 7%, year over year, to $42.5 million (25.0% gross margin).
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 14%, year over year, with gross profit growth in North America, EMEA and APAC of 17%, 3% and 8%, respectively, year over year.

•	Consolidated earnings from operations increased 13%, compared to 2019, to $271.6 million, or 3.3% of net sales.
•	Earnings from operations in North America increased 15%, year over year, to $219.2 million, or 3.3% of net sales;
•	Earnings from operations in EMEA increased 1%, year over year, to $40.4 million, or 2.6% of net sales; and
•	Earnings from operations in APAC increased 16%, year over year, to $12.0 million, or 7.1% of net sales.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 13%, year over year, with increased earnings from operations in North America, EMEA and APAC of 15%, 1% and 18%, respectively, year over year.

•	Adjusted earnings from operations increased 14%, compared to 2019, to $322.4 million, or 3.9% of net sales.
•	Adjusted earnings from operations in North America increased 15%, year over year, to $264.1 million, or 4.0% of net sales;
•	Adjusted earnings from operations in EMEA increased 11%, year over year, to $45.6 million, or 2.9% of net sales; and
•	Adjusted earnings from operations in APAC increased 15%, year over year, to $12.6 million, or 7.4% of net sales.
•	Consolidated net earnings and diluted earnings per share for 2020 were $172.6 million and $4.87, respectively, at an effective tax rate of 24.4%.
•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for 2020 were $219.4 million and $6.19, respectively.

In discussing financial results for the three and twelve months ended December 31, 2020 and 2019 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

In some instances, the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

guidance

For the full year 2021, the Company expects to deliver net sales growth in the 4% to 8% range and Adjusted diluted earnings per share is expected to be between $6.60 and $6.80.

This outlook assumes

•	interest expense between $25 million and $28 million;
•	an effective tax rate of 25% to 26% for the full year 2021;
•	capital expenditures of $75 to $85 million, including approximately $60 million for the build out of our new corporate headquarters; and
•	an average share count for the full year of approximately 36 million shares.

This outlook excludes acquisition-related intangibles amortization expense of approximately $32 million and the non-cash convertible debt discount and issuance costs, reported as part of interest expense, of approximately $12 million and assumes no acquisition-related or severance and restructuring expenses.  Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings and diluted earnings per share.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2021 forecast.

Conference Call and Webcast

The Company will host a conference call and live web cast today at 9:00 a.m. ET to discuss fourth quarter and full year 2020 results of operations.  A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call.  To access the live conference call, please register in advance using this event link.  Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

Use of NON-GAAP Financial Measures

The non-GAAP financial measures are referred to as “Adjusted”.  Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain acquisition and integration related expenses, (iii) impairment of property and equipment, (iv) amortization of intangible assets, and (v) the tax effects of each of these items, as applicable. Adjusted consolidated net earnings and Adjusted diluted earnings per share also exclude amortization of debt discount and issuance costs associated with the issuance of the Company’s convertible senior notes due 2025. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted EBITDA adds back (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangibles, (v) non-cash stock based compensation (vi) severance and restructuring expenses, (vii) certain acquisition and integration related expenses and (viii) impairment of property and equipment. Adjusted free cash flow is the Company’s net cash provided by operating activities adjusted for (i) purchases of property and equipment and (ii) the net borrowings or repayments under the inventory financing facilities.  Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, (ii) certain acquisition and integration related expenses, (iii) impairment of construction in progress, (iv) loss on sale of property, (v) litigation settlement proceeds, and (vi) the tax effects of each of these items, as applicable.

These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

Financial Summary Table

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	change	2020	2019	change
Insight Enterprises, Inc.
Net sales:
Products	$1,989,338	$2,002,234	(1%)	$7,172,155	$6,732,121	7%
Services	$301,977	$294,922	2%	$1,168,424	$999,069	17%
Total net sales	$2,291,315	$2,297,156	—	$8,340,579	$7,731,190	8%
Gross profit	$342,654	$337,982	1%	$1,299,942	$1,138,098	14%
Gross margin	15.0%	14.7%	30 bps	15.6%	14.7%	90 bps
Selling and administrative expenses	$257,167	$266,970	(4%)	$1,013,765	$880,737	15%
Severance and restructuring expenses	$2,432	$1,713	42%	$12,394	$5,425	> 100%
Acquisition and integration related expenses	$13	$2,283	(99%)	$2,208	$11,342	(81%)
Earnings from operations	$83,042	$67,016	24%	$271,575	$240,594	13%
Net earnings	$53,388	$42,950	24%	$172,640	$159,407	8%
Diluted earnings per share	$1.50	$1.20	25%	$4.87	$4.43	10%

North America
Net sales:
Products	$1,600,261	$1,615,595	(1%)	$5,679,052	$5,227,490	9%
Services	$243,075	$245,600	(1%)	$935,980	$796,815	17%
Total net sales	$1,843,336	$1,861,195	(1%)	$6,615,032	$6,024,305	10%
Gross profit	$272,396	$270,804	1%	$1,021,388	$871,114	17%
Gross margin	14.8%	14.6%	20 bps	15.4%	14.5%	90 bps
Selling and administrative expenses	$200,364	$211,933	(5%)	$790,913	$664,374	19%
Severance and restructuring expenses	$1,474	$1,686	(13%)	$9,273	$4,946	87%
Acquisition and integration related expenses	$13	$2,283	(99%)	$2,004	$11,342	(82%)
Earnings from operations	$70,545	$54,902	28%	$219,198	$190,452	15%

Sales Mix			**			**
Hardware	67%	67%	(1%)	67%	66%	12%
Software	20%	20%	—	19%	21%	(1%)
Services	13%	13%	(1%)	14%	13%	17%
	100%	100%	(1%)	100%	100%	10%

EMEA
Net sales:
Products	$358,314	$364,713	(2%)	$1,378,387	$1,376,678	—
Services	$44,728	$36,874	21%	$176,838	$149,966	18%
Total net sales	$403,042	$401,587	—	$1,555,225	$1,526,644	2%
Gross profit	$58,792	$57,759	2%	$236,046	$227,083	4%
Gross margin	14.6%	14.4%	20 bps	15.2%	14.9%	30 bps
Selling and administrative expenses	$48,626	$47,592	2%	$192,485	$186,957	3%
Severance and restructuring expenses	$871	$6	> 100%	$2,989	$334	> 100%
Acquisition and integration related expenses	$—	$—	—	$204	$—	*
Earnings from operations	$9,295	$10,161	(9%)	$40,368	$39,792	1%

Sales Mix			**			**
Hardware	37%	43%	(12%)	40%	41%	(1%)
Software	52%	48%	7%	49%	49%	1%
Services	11%	9%	21%	11%	10%	18%
	100%	100%	—	100%	100%	2%

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

Financial Summary Table (continued)

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	change	2020	2019	change
APAC
Net sales:
Products	$30,763	$21,926	40%	$114,716	$127,953	(10%)
Services	$14,174	$12,448	14%	$55,606	$52,288	6%
Total net sales	$44,937	$34,374	31%	$170,322	$180,241	(6%)
Gross profit	$11,466	$9,419	22%	$42,508	$39,901	7%
Gross margin	25.5%	27.4%	(190 bps)	25.0%	22.1%	290 bps
Selling and administrative expenses	$8,177	$7,445	10%	$30,367	$29,406	3%
Severance and restructuring expenses	$87	$21	> 100%	$132	$145	(9%)
Earnings from operations	$3,202	$1,953	64%	$12,009	$10,350	16%

Sales Mix			**			**
Hardware	24%	27%	19%	19%	19%	(9%)
Software	44%	37%	56%	48%	52%	(11%)
Services	32%	36%	14%	33%	29%	6%
	100%	100%	31%	100%	100%	(6%)

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

Forward-Looking Information

Certain statements in this release and the related conference call, web cast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including those related to our future responses to and the potential impact of coronavirus strain COVID-19 (“COVID-19”) on our Company, the Company’s future financial performance and results of operations, the Company’s anticipated effective tax rate, capital expenditures, expected average share count, the Company’s expectations regarding cash flow, the Company’s expectations about future benefits relating to the PCM integration, including expected synergies, future trends in the IT market, including due to COVID-19, and our business strategy and our strategic initiatives, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the SEC:

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;
•

the Company’s reliance on partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;

•

the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, results of operations and financial condition, as well as the widespread outbreak of any other illnesses or communicable diseases;

•	general economic conditions, economic uncertainties and changes in geopolitical conditions;
•	changes in the IT industry and/or rapid changes in technology;
•	supply constraints for devices;
•	accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;
•	the Company’s reliance on independent shipping companies;
•	the risks associated with the Company’s international operations;
•	natural disasters or other adverse occurrences;
•	disruptions in the Company’s IT systems and voice and data networks;
•	cyberattacks or breaches of data privacy and security regulations;
•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names;
•	legal proceedings, including PCM related litigation, client audits and failure to comply with laws and regulations;
•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;
•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•	the Company’s substantial amount of indebtedness;
•	the conditional conversion feature of the convertible notes, which if triggered, may adversely affect the Company’s financial condition and operating results;
•	the accounting method for convertible debt securities that may be settled in cash, such as the convertible notes, could have a material effect on the Company’s reported financial results;
•	the Company is subject to counterparty risk with respect to the convertible note hedge transactions;
•	risks associated with the discontinuation of LIBOR as a benchmark rate;
•	increased debt and interest expense and availability of funds under the Company’s financing facilities;
•	possible significant fluctuations in the Company’s future operating results as well as seasonality and variability in customer demands;
•	the Company’s dependence on certain key personnel;
•	risks associated with the integration and operation of acquired businesses, including the achievement of expected synergies and benefits; and
•	future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call,

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Finance
	Tel. 480.333.3390	Tel. 480.333.3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales:
Products	$1,989,338	$2,002,234	$7,172,155	$6,732,121
Services	301,977	294,922	1,168,424	999,069
Total net sales	2,291,315	2,297,156	8,340,579	7,731,190
Costs of goods sold:
Products	1,808,504	1,809,896	6,497,001	6,125,360
Services	140,157	149,278	543,636	467,732
Total costs of goods sold	1,948,661	1,959,174	7,040,637	6,593,092
Gross profit	342,654	337,982	1,299,942	1,138,098
Operating expenses:
Selling and administrative expenses	257,167	266,970	1,013,765	880,737
Severance and restructuring expenses, net	2,432	1,713	12,394	5,425
Acquisition and integration related expenses	13	2,283	2,208	11,342
Earnings from operations	83,042	67,016	271,575	240,594
Non-operating (income) expense:
Interest expense, net	10,434	11,897	41,594	28,478
Other (income) expense, net	693	(458)	1,529	400
Earnings before income taxes	71,915	55,577	228,452	211,716
Income tax expense	18,527	12,627	55,812	52,309
Net earnings	$53,388	$42,950	$172,640	$159,407

Net earnings per share:
Basic	$1.52	$1.22	$4.92	$4.49
Diluted	$1.50	$1.20	$4.87	$4.43

Shares used in per share calculations:
Basic	35,098	35,259	35,117	35,538
Diluted	35,523	35,755	35,444	35,959

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$128,313	$114,668
Accounts receivable, net	2,685,448	2,511,383
Inventories	185,650	190,833
Other current assets	177,039	231,148
Total current assets	3,176,450	3,048,032

Property and equipment, net	146,016	130,907
Goodwill	429,368	415,149
Intangible assets, net	246,915	278,584
Other assets	311,984	305,507
	$4,310,733	$4,178,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,461,312	$1,275,957
Accounts payable – inventory financing facilities	356,930	253,676
Accrued expenses and other current liabilities	408,117	352,204
Current portion of long-term debt	1,105	1,691
Total current liabilities	2,227,464	1,883,528

Long-term debt	437,581	857,673
Deferred income taxes	33,209	44,633
Other liabilities	270,049	232,027
	2,968,303	3,017,861
Stockholders’ equity:
Preferred stock	—	—
Common stock	351	353
Additional paid-in capital	364,288	357,032
Retained earnings	993,245	841,097
Accumulated other comprehensive loss – foreign currency translation adjustments	(15,454)	(38,164)
Total stockholders’ equity	1,342,430	1,160,318
	$4,310,733	$4,178,179

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net earnings	$172,640	$159,407
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	65,560	46,209
Provision for losses on accounts receivable	10,163	5,079
Non-cash stock-based compensation	17,727	16,011
Deferred income taxes	(13,246)	7,418
Amortization of debt discount and issuance costs	16,217	4,223
Other adjustments	6,272	7,323
Changes in assets and liabilities:
Increase in accounts receivable	(132,598)	(118,971)
Decrease in inventories	1,029	11,944
Decrease (increase) in other assets	7,367	(129,745)
Increase (decrease) in accounts payable	152,235	(612)
Increase in accrued expenses and other liabilities	52,216	119,590
Net cash provided by operating activities	355,582	127,876
Cash flows from investing activities:
Proceeds from sale of assets held for sale	40,295	—
Purchases of property and equipment	(24,184)	(69,086)
Acquisitions, net of cash and cash equivalents acquired	(6,405)	(664,287)
Net cash provided by (used in) investing activities	9,706	(733,373)
Cash flows from financing activities:
Borrowings on senior revolving credit facility	—	242,936
Repayments on senior revolving credit facility	—	(242,936)
Borrowings on ABL revolving credit facility	3,030,679	1,680,515
Repayments on ABL revolving credit facility	(3,462,063)	(1,130,544)
Borrowings on accounts receivable securitization financing facility	—	2,364,500
Repayments on accounts receivable securitization financing facility	—	(2,558,500)
Net borrowings (repayments) under inventory financing facilities	103,254	(50,454)
Proceeds from issuance of convertible senior notes	—	341,250
Proceeds from issuance of warrants	—	34,440
Purchase of note hedge related to convertible senior notes	—	(66,325)
Repurchases of treasury stock	(25,000)	(27,899)
Other payments	(8,661)	(9,396)
Net cash (used in) provided by financing activities	(361,791)	577,587
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	10,788	(86)
Increase (decrease) in cash, cash equivalents and restricted cash	14,285	(27,996)
Cash, cash equivalents and restricted cash at beginning of period	116,297	144,293
Cash, cash equivalents and restricted cash at end of period	$130,582	$116,297

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$83,042	$67,016	$271,575	$240,594
Amortization of intangible assets	7,980	9,395	37,535	22,985
Other*	1,121	5,497	13,278	18,268
Adjusted non-GAAP consolidated EFO	$92,143	$81,908	$322,388	$281,847

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$53,388	$42,950	$172,640	$159,407
Amortization of intangible assets	7,980	9,395	37,535	22,985
Amortization of debt discount and issuance costs	2,949	2,825	11,585	4,223
Other*	1,121	5,497	13,278	18,268
Income taxes on non-GAAP adjustments	(3,021)	(4,485)	(15,583)	(10,073)
Adjusted non-GAAP consolidated net earnings	$62,417	$56,182	$219,455	$194,810

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.50	$1.20	$4.87	$4.43
Amortization of intangible assets	0.23	0.27	1.06	0.64
Amortization of debt discount and issuance costs	0.08	0.08	0.33	0.12
Other*	0.03	0.15	0.37	0.51
Income taxes on non-GAAP adjustments	(0.08)	(0.13)	(0.44)	(0.28)
Adjusted non-GAAP diluted EPS	$1.76	$1.57	$6.19	$5.42

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$70,545	$54,902	$219,198	$190,452
Amortization of intangible assets	7,396	8,659	34,990	21,696
Other*	163	5,470	9,953	17,789
Adjusted non-GAAP EFO from North America segment	$78,104	$69,031	$264,141	$229,937

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$9,295	$10,161	$40,368	$39,792
Amortization of intangible assets	463	623	2,088	828
Other*	871	6	3,193	334
Adjusted non-GAAP EFO from EMEA segment	$10,629	$10,790	$45,649	$40,954

*

“Other” includes (i) severance and restructuring expenses, net, (ii) acquisition and integration related expenses, and (iii) impairment of property and equipment, as applicable to the operating segment.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to NON-GAAP Financial Measures (Continued)

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$3,202	$1,953	$12,009	$10,350
Amortization of intangible assets	121	113	457	461
Other*	87	21	132	145
Adjusted non-GAAP EFO from APAC segment	$3,410	$2,087	$12,598	$10,956

	Twelve Months Ended December 31,
	2020	2019

Adjusted EBITDA:
GAAP consolidated net earnings	$172,640	$159,407
Interest expense	41,913	29,614
Income tax expense	55,812	52,309
Depreciation and amortization of property and equipment	28,025	23,224
Amortization of intangible assets	37,535	22,985
Non-cash stock-based compensation	17,727	16,011
Other*	13,278	18,268
Adjusted non-GAAP EBITDA	$366,930	$321,818

GAAP consolidated net earnings as a percentage of net sales	2.1%	2.1%
Adjusted non-GAAP EBITDA as a percentage of net sales	4.4%	4.2%

Adjusted free cash flow:
Net cash provided by operating activities	$355,582	$127,876
Purchases of property and equipment	(24,184)	(69,086)
Net borrowings (repayments) under inventory financing facilities	103,254	(50,454)
Adjusted non-GAAP free cash flow	$434,652	$8,336

*

“Other” includes (i) severance and restructuring expenses, net, (ii) acquisition and integration related expenses, and (iii) impairment of property and equipment, as applicable to the operating segment.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 Results                                                                February 11, 2021

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to NON-GAAP Financial Measures (Continued)

(In thousands, except per share data)

(unaudited)

	Twelve Months Ended December 31,
	2020	2019
Adjusted return on invested capital:
GAAP consolidated EFO	$271,575	$240,594
Other	13,278	18,268
Adjusted non-GAAP consolidated EFO *	284,853	258,862
Income tax expense**	74,062	71,187
Adjusted non-GAAP consolidated EFO, net of tax	$210,791	$187,675
Average stockholders’ equity***	$1,224,713	$1,071,346
Average debt***	556,581	410,976
Average cash***	(106,949)	(126,956)
Invested Capital	$1,674,345	$1,355,366

Adjusted non-GAAP ROIC (from GAAP consolidated EFO) ****	12.00%	12.87%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO) *****	12.59%	13.85%

*

The adjusted non-GAAP consolidated EFO amount used for the Adjusted non-GAAP ROIC calculation does not exclude amortization of intangible assets.  This calculation remains consistent with the metric utilized in management’s compensation plan.

**	Assumed tax rate of 26.0% and 27.5% for 2020 and 2019, respectively.
***	Average of previous five quarters.
****	Computed as GAAP consolidated EFO, net of tax of $70,610 and $66,163 for the twelve months ended December 31, 2020 and 2019, respectively, divided by invested capital.
*****	Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.

- ### -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958